Rule 424(b)(3)
                                                                 No. 333-15411

                      CNL AMERICAN PROPERTIES FUND, INC.

      This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 18, 1997. This Supplement replaces the Supplements dated April 23, 1997, May 6, 1997 and May 13, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

      Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of May 22, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after May 22, 1997, will be reported in a subsequent Supplement.

                                 THE OFFERING

      As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. Following the completion of its Initial Offering on February 6, 1997, the Company commenced an offering of up to 27,500,000 Shares (the "Subsequent Offering"). As of May 22, 1997, the Company had received subscription proceeds of $52,677,522 (5,267,752 Shares), including $269,438 (26,944 Shares) issued pursuant to the Reinvestment Plan, from 2,518 stockholders in connection with the Subsequent Offering. Net Offering Proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $47,181,000. As of May 22, 1997, the Company had invested or committed for investment approximately $148,096,000 of aggregate net proceeds from the Initial Offering and the Subsequent Offering in 147 Properties, in providing mortgage financing to the tenants of the 44 Properties consisting of land only through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $33,130,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans. As of May 22, 1997, $2,370,488 of the Net Offering Proceeds from the Subsequent Offering had been incurred as Acquisition Fees to the Advisor.

                                   BUSINESS

PROPERTY ACQUISITIONS

      Between April 3, 1997 and May 22, 1997, the Company acquired 22 Properties, including 20 Properties consisting of land and building, one Property consisting of building only and one Property consisting of land only, with the aggregate proceeds of the Initial Offering and the Subsequent Offering. These Properties are 11 Boston Market Properties (one in each of Arvada, Colorado; Liberty, Missouri; Indianapolis, Indiana; San Antonio, Texas; Vacaville, California; Lansing Michigan; and Baltimore, Gambrills, Jessup, Riverdale, and Waldorf, Maryland), one Black-eyed Pea Property (in Scottsdale, Arizona), two Jack in the Box Properties (one in each of Enumclaw, Washington, and Bacliff, Texas), two Einstein Bros. Bagels Properties (one in each of Dearborn, Michigan, and Springfield, Virginia), one Shoney's Property (in Guadalupe, Arizona), one Pizza Hut Property (in Dover, Ohio), two Golden Corral Properties (one in each of Jacksonville, Florida, and Corpus Christi, Texas), one IHOP Property (in Leesburg, Virginia) and one Popeyes Property (in Starke, Florida). For information regarding the 129 Properties acquired by the Company prior to April 3, 1997, see the Prospectus dated April 18, 1997.


May 22, 1997                                   Prospectus Dated April 18, 1997










      In connection with the purchase of the 11 Boston Market Properties, the two Einstein Bros. Bagels Properties, the two Jack in the Box Properties, the Shoney's Property, the two Golden Corral Properties, the IHOP Property, and the Popeyes Property, which are land and building, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed or renovated, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

      The purchase price for the Shoney's Property in Guadalupe, Arizona, includes a development fee of $49,500 to an Affiliate of the Advisor for services provided in connection with the development of the Property. The Company considers development fees, to the extent that they are paid to Affiliates, to be Acquisition Fees. Such development fees must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, subject to a determination that such transactions are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See the sections of the Prospectus entitled "Management Compensation" and "Business - Site Selection and Acquisition of Properties."

      In connection with the Black-eyed Pea Property in Scottsdale, Arizona, which is building only, the Company, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business - Description of Property Leases." In addition, the Company has entered into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

      In connection with the Pizza Hut Property in Dover, Ohio, which is land only, the Company acquired the land and is leasing this parcel to the lessee, Castle Hill Holdings VII, L.L.C. ("Castle Hill"), along with eight Pizza Hut Properties previously acquired, pursuant to a master lease agreement (the "Master Lease Agreement"). Castle Hill has subleased the Pizza Hut Property in Dover, Ohio, along with the eight Pizza Hut Properties previously acquired, to one of its affiliates, Midland Food Services III, L.L.C., which is the operator of the restaurants. The general terms of the Master Lease Agreement are similar to those described in the section of the Prospectus entitled "Business - Description of Property Leases." If the lessee does not exercise its option to purchase the Properties upon termination of the Master Lease Agreement, the sublessee and lessee will surrender possession of the Properties to the Company, together with any improvements on such Properties. The lessee owns the buildings located on the Pizza Hut Property in Dover, Ohio, along with the eight Pizza Hut Properties previously acquired. In addition, the Company provided mortgage financing of $4,200,000 to the lessee, pursuant to a Mortgage Loan evidenced by a master mortgage note (the "Master Mortgage Note") which is collateralized by the building improvements on the Pizza Hut Property in Dover, Ohio, the eight Pizza Hut Properties previously acquired, and two additional Pizza Hut Properties in Wintersville, Ohio, and Weirton, West Virginia, which will not be owned by the Company. The Master Mortgage Note bears interest at a rate of 10.50% per annum and principal and interest are due in equal monthly installments over 20 years starting May 1, 1997. The Master Mortgage Note equals approximately 88 percent of the appraised value of the related buildings. Management believes that, due to the fact that the Company owns the underlying land relating to the Pizza Hut Property in Dover, Ohio, and the eight Pizza Hut Properties previously acquired, and due to other underwriting criteria, the Company has sufficient collateral for the Master Mortgage Note.

      The following table sets forth the location of the 22 Properties, including 20 Properties consisting of land and building, one Property consisting of building only and one Property consisting of land only, acquired by the Company, from April 3, 1997 through May 22, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.


                                      -2-





                                            PROPERTY ACQUISITIONS
                                   From April 3, 1997 through May 22, 1997
                                                          Lease Expira-
Property Location and              Purchase      Date       tion and          Minimum                            Option
Competition                        Price (1)   Acquired  Renewal Options  Annual Rent (2)   Percentage Rent   To Purchase
---------------------            -----------   --------  ---------------  ---------------   ---------------   -----------
BOSTON MARKET                    $629,435      04/16/97  04/2012; five    10.38% of Total   for each lease    at any time
(the "Arvada Property")          (excluding              five-year        Cost (4);         year after the    after the
Restaurant to be constructed     development             renewal options  increases by      fifth lease       fifth lease
                                 costs) (3)                               10% after the     year, (i) 4% of   year
The Arvada Property is located                                            fifth lease       annual gross
on the northwest quadrant of                                              year and after    sales minus
West 55th Avenue and the                                                  every five        (ii) the
Wadsworth Bypass, in Arvada,                                              years             minimum annual
Jefferson County, Colorado, in                                            thereafter        rent for such
an area of mixed retail,                                                  during the        lease year
commercial, and residential                                               lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Arvada Property include an
Applebee's, a Ruby Tuesday, an
IHOP, a Fazoli's, a
McDonald's, and several local
restaurants.

BOSTON MARKET                    $456,801      04/16/97  04/2012; five    10.38% of Total   for each lease    at any time
(the "Liberty Property")         (excluding              five-year        Cost (4);         year after the    after the
Restaurant to be constructed     development             renewal options  increases by      fifth lease       fifth lease
                                 costs) (3)                               10% after the     year, (i) 5% of   year
The Liberty Property is                                                   fifth lease       annual gross
located at the southeast                                                  year and after    sales minus
corner of the intersection of                                             every five        (ii) the
North Highway 291 and Landmark                                            years             minimum annual
Avenue, in Liberty, Clay                                                  thereafter        rent for such
County, Missouri, in an area                                              during the        lease year
of mixed retail, commercial,                                              lease term
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Liberty
Property include a Ponderosa,
a KFC, a Perkins, and a Pizza
Hut.


                                                     -3-







                                                          Lease Expira-
Property Location and              Purchase      Date       tion and          Minimum                            Option
Competition                        Price (1)   Acquired  Renewal Options  Annual Rent (2)   Percentage Rent   To Purchase
---------------------            -----------   --------  ---------------  ---------------   ---------------   -----------
EINSTEIN BROS. BAGELS (10)       $422,512      04/16/97  04/2012; five    10.38% of Total   for each lease    at any time
(the "Dearborn Property")        (excluding              five-year        Cost (4);         year after the    after the
Restaurant to be constructed     development             renewal options  increases by      fifth lease       fifth lease
                                 costs) (3)                               10% after the     year, (i) 4% of   year
The Dearborn Property is                                                  fifth lease       annual gross
located on the southeast                                                  year and after    sales minus
corner of Telegraph Road and                                              every five        (ii) the
Sheridan Road, in Dearborn,                                               years             minimum annual
Wayne County, Michigan, in an                                             thereafter        rent for such
area of mixed retail,                                                     during the        lease year
commercial, and residential                                               lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Dearborn Property include a
Boston Market, a Subway
Sandwich Shop, and several
local restaurants.

JACK IN THE BOX (11)             $843,431      04/16/97  04/2015; four    $86,452 (6);      for each lease    at any time
(the "Enumclaw Property")        (3)(6)                  five-year        increases by 8%   year, (i) 5% of   after the
Restaurant to be renovated                               renewal options  after the fifth   annual gross      seventh
                                                                          lease year and    sales minus       lease year
The Enumclaw Property is                                                  after every       (ii) the
located at the northwest                                                  five years        minimum annual
corner of the intersection of                                             thereafter        rent for such
Griffin Avenue and Cedar                                                  during the        lease year (5)
Street, in Enumclaw, King                                                 lease term
County, Washington, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Enumclaw
Property include a Subway
Sandwich Shop, a Burger King,
a McDonald's, a Pizza Hut, and
a local restaurant.



                                                     -4-







                                                          Lease Expira-
Property Location and              Purchase      Date       tion and          Minimum                            Option
Competition                        Price (1)   Acquired  Renewal Options  Annual Rent (2)   Percentage Rent   To Purchase
---------------------            -----------   --------  ---------------  ---------------   ---------------   -----------
SHONEY'S                         $679,095      04/16/97  04/2017; two     11% of Total      for each lease    at any time
(the "Guadalupe Property")       (excluding              five-year        Cost (4);         year, (i) 6% of   after the
Restaurant to be constructed     development             renewal options  increases by      annual gross      seventh
                                 costs) (3)                               10% after the     sales minus       lease year
The Guadalupe Property is                                                 fifth lease       (ii) the
located within the southeast                                              year and after    minimum annual
quadrant of Interstate 10 and                                             every five        rent for such
Baseline Road, in Guadalupe,                                              years             lease year
Maricopa County, Arizona, in                                              thereafter
an area of mixed retail,                                                  during the
commercial, and residential                                               lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Guadalupe Property include a
Denny's, a Taco Bell, a KFC, a
Jack in the Box, a Waffle
House, and several local
restaurants.

BLACK-EYED PEA (7)               $769,863      04/17/97  02/2011          $105,450 (6);     None              at any time
(the "Scottsdale Property")      (3)(6)                                   increases to                        after the
Restaurant to be renovated                                                $107,511 during                     fifth lease
                                                                          the eleventh                        year
The Scottsdale Property is                                                through
located within the southeast                                              fourteenth
quadrant of Indian Bend Road                                              lease years
and Pima Road, in Scottsdale,
Maricopa County, Arizona, in
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Scottsdale Property include a
KFC, a Denny's, an Arby's, a
Taco Bell, a McDonald's, and a
local restaurant.



                                                     -5-






                                                          Lease Expira-
Property Location and              Purchase      Date       tion and          Minimum                            Option
Competition                        Price (1)   Acquired  Renewal Options  Annual Rent (2)   Percentage Rent   To Purchase
---------------------            -----------   --------  ---------------  ---------------   ---------------   -----------
PIZZA HUT (8)(9)                 $224,378      04/17/97  03/2017; two     $23,560;          None              at any time
(the "Dover Property")                                   ten-year         increases by                        after the
Land only                                                renewal options  10% after the                       seventh
                                                                          fifth and tenth                     lease year
The Dover Property is located                                             lease years and
on the west side of Boulevard                                             12% after the
Street, in Dover, Tuscarawas                                              fifteenth lease
County, Ohio, in an area of                                               year
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Dover
Property include a Taco Bell,
a Long John Silver's, a
Friendly's, and several local
restaurants.

JACK IN THE BOX (11)             $1,049,420    04/29/97  04/2015; four    $107,566 (6);     for each lease    at any time
(the "Bacliff Property")         (3)(6)                  five-year        increases by 8%   year, (i) 5% of   after the
Restaurant to be constructed                             renewal options  after the fifth   annual gross      seventh
                                                                          lease year and    sales minus       lease year
The Bacliff Property is                                                   after every       (ii) the
located on the southeast                                                  five years        minimum annual
corner of Texas State Highway                                             thereafter        rent for such
146 and FM 646, in Bacliff,                                               during the        lease year (5)
Galveston County, Texas, in an                                            lease term
area of mixed commercial and
residential development.



                                                     -6-






                                                          Lease Expira-
Property Location and              Purchase      Date       tion and          Minimum                            Option
Competition                        Price (1)   Acquired  Renewal Options  Annual Rent (2)   Percentage Rent   To Purchase
---------------------            -----------   --------  ---------------  ---------------   ---------------   -----------
BOSTON MARKET (12)               $860,790      04/29/97  04/2012; five    10.38% of Total   for each lease    at any time
(the "Indianapolis Property")    (excluding              five-year        Cost (4);         year after the    after the
Restaurant to be constructed     development             renewal options  increases by      fifth lease       fifth lease
                                 costs) (3)                               10% after the     year, (i) 4% of   year
The Indianapolis Property is                                              fifth lease       annual gross
located on the west side of                                               year and after    sales minus
U.S. 31 South, in                                                         every five        (ii) the
Indianapolis, Marion County,                                              years             minimum annual
Indiana, in an area of mixed                                              thereafter        rent for such
retail, commercial, and                                                   during the        lease year
residential development.                                                  lease term
Other fast-food and family-
style restaurants located in
proximity to the Indianapolis
Property include a McDonald's,
a Steak N Shake, a Wendy's,
and several local restaurants.

BOSTON MARKET                    $469,369      04/30/97  04/2012; five    10.38% of Total   for each lease    at any time
(the "San Antonio Property")     (excluding              five-year        Cost (4);         year after the    after the
Restaurant to be constructed     development             renewal options  increases by      fifth lease       fifth lease
                                 costs) (3)                               10% after the     year, (i) 4% of   year
The San Antonio Property is                                               fifth lease       annual gross
located at the northwest                                                  year and after    sales minus
corner of Tezel Road and                                                  every five        (ii) the
Camino Rosa, in San Antonio,                                              years             minimum annual
Bexar County, Texas, in an                                                thereafter        rent for such
area of mixed retail,                                                     during the        lease year
commercial, and residential                                               lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
San Antonio Property include a
Burger King, a Taco Bell, and
several local restaurants.



                                                     -7-







                                                          Lease Expira-
Property Location and              Purchase      Date       tion and          Minimum                            Option
Competition                        Price (1)   Acquired  Renewal Options  Annual Rent (2)   Percentage Rent   To Purchase
---------------------            -----------   --------  ---------------  ---------------   ---------------   -----------
BOSTON MARKET (12)               $970,269      05/06/97  05/2012; five    10.38% of Total   for each lease    at any time
(the "Baltimore Property")       (including              five-year        Cost (4);         year after the    after the
Restaurant to be constructed     development             renewal options  increases by      fifth lease       fifth lease
                                 costs) (3)                               10% after the     year, (i) 4% of   year
The Baltimore Property is                                                 fifth lease       annual gross
located on the south side of                                              year and after    sales minus
Security Boulevard and the                                                every five        (ii) the
north side of Whitehead Court,                                            years             minimum annual
in Baltimore, Baltimore                                                   thereafter        rent for such
County, Maryland, in an area                                              during the        lease year
of mixed retail, commercial,                                              lease term
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Baltimore
Property include a Wendy's, a
Red Lobster, a Burger King,
two McDonald's, an IHOP, a
Bennigan's, and several local
restaurants.

BOSTON MARKET (12)               $854,895      05/06/97  05/2012; five    10.38% of Total   for each lease    at any time
(the "Gambrills Property")       (excluding              five-year        Cost (4);         year after the    after the
Restaurant to be constructed     development             renewal options  increases by      fifth lease       fifth lease
                                 costs) (3)                               10% after the     year, (i) 4% of   year
The Gambrills Property is                                                 fifth lease       annual gross
located on the south side of                                              year and after    sales minus
Maryland Route 3, south of its                                            every five        (ii) the
intersection with Waugh Chapel                                            years             minimum annual
Road, in Gambrills, Anne                                                  thereafter        rent for such
Arundel County, Maryland, in                                              during the        lease year
an area of mixed retail,                                                  lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Gambrills Property include a
Wendy's, a Taco Bell, a
Popeyes, a Pizza Hut, a KFC,
and a McDonald's.


                                                     -8-







                                                          Lease Expira-
Property Location and              Purchase      Date       tion and          Minimum                            Option
Competition                        Price (1)   Acquired  Renewal Options  Annual Rent (2)   Percentage Rent   To Purchase
---------------------            -----------   --------  ---------------  ---------------   ---------------   -----------
BOSTON MARKET (12)               $909,041      05/06/97  05/2012; five    10.38% of Total   for each lease    at any time
(the "Jessup Property")          (excluding              five-year        Cost (4);         year after the    after the
Restaurant to be constructed     development             renewal options  increases by      fifth lease       fifth lease
                                 costs) (3)                               10% after the     year, (i) 4% of   year
The Jessup Property is located                                            fifth lease       annual gross
on the southeast quadrant of                                              year and after    sales minus
U.S. Route 1 and Assateague                                               every five        (ii) the
Drive, in Jessup, Howard                                                  years             minimum annual
County, Maryland, in an area                                              thereafter        rent for such
of mixed retail, commercial,                                              during the        lease year
and residential development.                                              lease term
Other fast-food and family-
style restaurants located in
proximity to the Jessup
Property include a Burger
King, a Subway Sandwich Shop,
and several local restaurants.

BOSTON MARKET                    $451,618      05/06/97  05/2012; five    10.38% of Total   for each lease    at any time
(the "Lansing Property")         (excluding              five-year        Cost (4);         year after the    after the
Restaurant to be constructed     development             renewal options  increases by      fifth lease       fifth lease
                                 costs) (3)                               10% after the     year, (i) 5% of   year
The Lansing Property is                                                   fifth lease       annual gross
located on the northeast side                                             year and after    sales minus
of Cedar Street, north of the                                             every five        (ii) the
intersection of American Road                                             years             minimum annual
and Cedar Street, in Lansing,                                             thereafter        rent for such
Ingham County, Michigan, in an                                            during the        lease year
area of mixed retail,                                                     lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Lansing Property include a
Denny's, a KFC, a Long John
Silver's, a Wendy's, a Bob
Evans, and several local
restaurants.


                                                     -9-








                                                          Lease Expira-
Property Location and              Purchase      Date       tion and          Minimum                            Option
Competition                        Price (1)   Acquired  Renewal Options  Annual Rent (2)   Percentage Rent   To Purchase
---------------------            -----------   --------  ---------------  ---------------   ---------------   -----------
BOSTON MARKET (12)               $629,929      05/06/97  05/2012; five    10.38% of Total   for each lease    at any time
(the "Riverdale Property")       (excluding              five-year        Cost (4);         year after the    after the
Restaurant to be constructed     development             renewal options  increases by      fifth lease       fifth lease
                                 costs) (3)                               10% after the     year, (i) 4% of   year
The Riverdale Property is                                                 fifth lease       annual gross
located within the southeast                                              year and after    sales minus
corner of the intersection                                                every five        (ii) the
formed by Kenilworth Avenue                                               years             minimum annual
and Patterson Road, in                                                    thereafter        rent for such
Riverdale, Prince George's                                                during the        lease year
County, Maryland, in an area                                              lease term
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Riverdale
Property include a Wendy's, a
McDonald's, and an IHOP.

BOSTON MARKET                    $711,882      05/06/97  05/2012; five    10.38% of Total   for each lease    at any time
(the "Vacaville Property")       (excluding              five-year        Cost (4);         year after the    after the
Restaurant to be constructed     development             renewal options  increases by      fifth lease       fifth lease
                                 costs) (3)                               10% after the     year, (i) 4% of   year
The Vacaville Property is                                                 fifth lease       annual gross
located on the southeast                                                  year and after    sales minus
corner of Nut Tree Parkway and                                            every five        (ii) the
Helen Power Drive, in                                                     years             minimum annual
Vacaville, Solana County,                                                 thereafter        rent for such
California, in an area of                                                 during the        lease year
mixed retail, commercial, and                                             lease term
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Vacaville
Property include an Applebee's
and several local restaurants.



                                                    -10-







                                                          Lease Expira-
Property Location and              Purchase      Date       tion and          Minimum                            Option
Competition                        Price (1)   Acquired  Renewal Options  Annual Rent (2)   Percentage Rent   To Purchase
---------------------            -----------   --------  ---------------  ---------------   ---------------   -----------
BOSTON MARKET (12)               $961,255      05/06/97  05/2012; five    10.38% of Total   for each lease    at any time
(the "Waldorf Property")         (excluding              five-year        Cost (4);         year after the    after the
Restaurant to be constructed     development             renewal options  increases by      fifth lease       fifth lease
                                 costs) (3)                               10% after the     year, (i) 4% of   year
The Waldorf Property is                                                   fifth lease       annual gross
located on the northwest                                                  year and after    sales minus
corner of Crain Highway and                                               every five        (ii) the
Plaza Drive, in Waldorf,                                                  years             minimum annual
Charles County, Maryland, in                                              thereafter        rent for such
an area of mixed retail,                                                  during the        lease year
commercial, and residential                                               lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Waldorf Property include a
Shoney's, a Red Lobster, a
McDonald's, a Pizzeria Uno, an
Olive Garden, a Kenny Rogers
Roasters, a Taco Bell, a
Burger King, a Checkers, and
several local restaurants.

EINSTEIN BROS. BAGELS (10)       $601,677      05/06/97  05/2012; five    10.38% of Total   for each lease    at any time
(the "Springfield Property")     (excluding              five-year        Cost (4);         year after the    after the
Restaurant to be constructed     development             renewal options  increases by      fifth lease       fifth lease
                                 costs) (3)                               10% after the     year, (i) 4% of   year
The Springfield Property is                                               fifth lease       annual gross
located at the southeast                                                  year and after    sales minus
quadrant of the intersection                                              every five        (ii) the
formed by Old Keene Mill Road                                             years             minimum annual
and Rolling Road, in                                                      thereafter        rent for such
Springfield, Fairfax County,                                              during the        lease year
Virginia, in an area of mixed                                             lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Springfield
Property include two
McDonald's and several local
restaurants.

                                                    -11-






                                                          Lease Expira-
Property Location and              Purchase      Date       tion and          Minimum                            Option
Competition                        Price (1)   Acquired  Renewal Options  Annual Rent (2)   Percentage Rent   To Purchase
---------------------            -----------   --------  ---------------  ---------------   ---------------   -----------
GOLDEN CORRAL (13)               $561,270      05/06/97  05/2012; four    10.75% of Total   for each lease    during the
(the "Jacksonville Property")    (excluding              five-year        Cost (4)          year, 5% of the   first
Restaurant to be constructed     development             renewal options                    amount by which   through
                                 costs) (3)                                                 annual gross      seventh
The Jacksonville Property is                                                                sales exceed      lease years
located on the southwest                                                                    $2,893,405 (5)    and the
corner of Merrill Road and                                                                                    tenth
Jane Street, in Jacksonville,                                                                                 through
Duval County, Florida, in an                                                                                  fifteenth
area of mixed retail,                                                                                         lease years
commercial, and residential                                                                                   only
development.  Other fast-food
and family-style restaurants
located in proximity to the
Jacksonville Property include
a Burger King, a Hardee's, a
Ryan's Family Steak House, and
several local restaurants.

GOLDEN CORRAL (13)               $558,820      05/21/97  05/2012; four    10.75% of Total   for each lease    during the
(the "Corpus Christi             (excluding              five-year        Cost (4)          year, 5% of the   first
Property")                       closing and             renewal options                    amount by which   through
Restaurant to be constructed     development                                                annual gross      seventh
                                 costs) (3)                                                 sales exceed      lease years
The Corpus Christi Property is                                                              $2,708,230 (5)    and the
located on the southwest                                                                                      tenth
corner of South Padre Island                                                                                  through
Drive and Silverberry Drive,                                                                                  fifteenth
in Corpus Christi, Nueces                                                                                     lease years
County, Texas, in an area of                                                                                  only
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Corpus
Christi Property include a
Dairy Queen, a Popeyes Famous
Fried Chicken, a Church's
Fried Chicken, and several
local restaurants.


                                                    -12-








                                                          Lease Expira-
Property Location and              Purchase      Date       tion and          Minimum                            Option
Competition                        Price (1)   Acquired  Renewal Options  Annual Rent (2)   Percentage Rent   To Purchase
---------------------            -----------   --------  ---------------  ---------------   ---------------   -----------
IHOP                             $1,181,818    05/21/97  05/2017; three   $119,659;         for each lease    during the
(the "Leesburg Property")                                five-year        increases by      year, (i) 4% of   eleventh
Existing restaurant                                      renewal options  10% after the     annual gross      lease year
                                                                          fifth lease       sales minus       and at the
The Leesburg Property is                                                  year and after    (ii) the          end of the
located at the northwest                                                  every five        minimum annual    initial
quadrant of the intersection                                              years             rent for such     lease term
of Highway 15 Bypass and                                                  thereafter        lease year
Edwards Ferry Road, in                                                    during the
Leesburg, Loudon County,                                                  lease term
Virginia, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Leesburg
Property include a Ponderosa
Steak House, a Burger King, a
Taco Bell, a McDonald's, an
Applebee's, a Ruby Tuesday,
and a Domino's Pizza.

POPEYES                          $199,354      05/22/97  05/2017; two     11.50% of Total   for each lease    at any time
(the "Starke Property")          (excluding              five year        Cost (4);         year, (i) 6% of   after the
Restaurant to be constructed     development             renewal options  increases by      annual gross      seventh
                                 costs) (3)                               10% after the     sales minus       lease year
The Starke Property is located                                            fifth lease       (ii) the
on the east side of U.S.                                                  year and after    minimum annual
Highway 301, just south of                                                every five        rent for such
Alligator Creek, in Starke,                                               years             lease year
Bradford County, Florida, in                                              thereafter
an area of mixed retail,                                                  during the
commercial, and residential                                               lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Starke Property include a
Shoney's, a Taco Bell, a
McDonald's, a Captain D's, a
KFC, a Western Steer, a
Checkers, a Burger King, a
Wendy's, and a local
restaurant.



                                                    -13-







FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

      Property           Federal Tax Basis
      --------           -----------------

      Arvada Property         $667,000
      Liberty Property         357,000
      Dearborn Property        266,000
      Enumclaw Property        764,000
      Guadalupe Property       905,000
      Scottsdale Property      810,000
      Bacliff Property         691,000
      Indianapolis Property    883,000
      San Antonio Property     336,000
      Baltimore Property       471,000
      Gambrills Property       471,000
      Jessup Property          435,000
      Lansing Property         651,000
      Riverdale Property       474,000
      Vacaville Property       805,000
      Waldorf Property         455,000
      Springfield Property      34,000
      Jacksonville Property  1,105,000
      Corpus Christi Property  984,000
      Leesburg Property        579,000
      Starke Property          405,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Liberty, Dearborn, San Antonio, Indianapolis, Baltimore, Gambrills, Jessup, Lansing, Riverdale, Vacaville, Waldorf and Springfield Properties, minimum annual rent will become due and payable on the date the tenant receives from the landlord its final funding of the construction costs. For the Arvada Property, minimum annual rent for the remainder of 1997 and 1998 shall be prepaid on the date the tenant receives from the landlord its final funding of the construction costs. For the Guadalupe Property, minimum annual rent will become due and payable on the earlier of (i) 210 days after execution of the lease,
      (ii) the date the certificate of occupancy for the restaurant is issued,
      (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Jacksonville and Corpus Christi Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, or (iii) the date the restaurant opens for business to the public. For the Starke Property, minimum annual rent will become due and payable on the earlier of (i) 120 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Arvada, Liberty, Dearborn, San Antonio, Indianapolis, Baltimore, Gambrills, Jessup, Lansing, Riverdale, Vacaville, Waldorf, Springfield, Jacksonville and Corpus Christi Properties, as described above, interim rent equal to a specified rate per annum (ranging from 10% to 10.38%) of the amount funded by the Company in connection with the purchase and construction of the Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Guadalupe and Starke Properties, as described above, the tenant shall pay monthly "interim rent" equal to a specified rate per annum (ranging from 11% to 11.50%) of the amount funded by the Company in connection with the purchase and construction of the Properties.

(3) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:
                                                         Estimated Final
      Property                Estimated Maximum Cost     Completion Date
      --------                ----------------------     ---------------

      Arvada Property              $1,152,262            October 13, 1997
      Liberty Property                764,164            October 13, 1997
      Dearborn Property               667,305            October 13, 1997
      Enumclaw Property               843,431            October 13, 1997
      Guadalupe Property            1,452,517            November 12, 1997
      Scottsdale Property             769,863            September 14, 1997
      Bacliff Property              1,049,420            October 26, 1997
      Indianapolis Property         1,663,194            October 26, 1997
      San Antonio Property            757,069            October 27, 1997
      Baltimore Property            1,378,051            November 2, 1997
      Gambrills Property            1,264,241            November 2, 1997
      Jessup Property               1,285,243            November 2, 1997
      Lansing Property              1,033,941            November 2, 1997
      Riverdale Property            1,041,107            November 2, 1997
      Vacaville Property            1,437,474            November 2, 1997
      Waldorf Property              1,357,356            November 2, 1997
      Springfield Property            633,101            November 2, 1997
      Jacksonville Property         1,681,435            November 2, 1997
      Corpus Christi Property       1,577,372            November 17, 1997
      Starke Property                 599,800            September 19, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(8)   The lease relating to this Property is a land lease only.

(9) The Company entered into a Master Lease Agreement for the Dover Property and eight Pizza Hut Properties previously acquired.

(10) The lessee of the Dearborn and Springfield Properties is the same unaffiliated lessee.

(11) The lessee of the Enumclaw and Bacliff Properties is the same unaffiliated lessee.

(12) The lessee of the Indianapolis, Baltimore, Gambrills, Jessup, Riverdale and Waldorf Properties is the same unaffiliated lessee.

(13) The lessee of the Jacksonville and Corpus Christi Properties is the same unaffiliated lessee.

BORROWING AND SECURED EQUIPMENT LEASES

      Between April 3, 1997 and May 22, 1997, the Company obtained two advances totalling $527,224 under its $15,000,000 Loan. One advance was used to acquire Equipment for the restaurant property in El Cajon, California (the "El Cajon Secured Equipment Lease") and the other advance was the final advance relating to the acquisition of Equipment for the restaurant property in Indian Harbour Beach, Florida (the "Indian Harbour Beach Secured Equipment Lease").

PENDING INVESTMENTS

      As of May 22, 1997, the Company had initial commitments to acquire 33 properties, consisting of land and building. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 33 of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -Description of Property Leases."

      Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.

                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent           Percentage Rent       Option to Purchase
--------                  ---------------        -------------------           ---------------       ------------------
Boston Market            15 years; five      10.38% of Total Cost (1);    for each lease year        at any time after
Austin, TX               five-year renewal   increases by 10% after the   after the fifth lease      the fifth lease
Restaurant to be         options             fifth lease year and after   year, (i) 4% of annual     year
constructed                                  every five years             gross sales minus (ii)
                                             thereafter during the        the minimum annual rent
                                             lease term                   for such lease year

Boston Market            15 years; five      10.38% of Total Cost (1);    for each lease year        at any time after
Houston, TX (#1)         five-year renewal   increases by 10% after the   after the fifth lease      the fifth lease
Restaurant to be         options             fifth lease year and after   year, (i) 4% of annual     year
constructed                                  every five years             gross sales minus (ii)
                                             thereafter during the        the minimum annual rent
                                             lease term                   for such lease year

Boston Market            15 years; five      10.38% of Total Cost (1);    for each lease year        at any time after
Houston, TX (#2)         five-year renewal   increases by 10% after the   after the fifth lease      the fifth lease
Restaurant to be         options             fifth lease year and after   year, (i) 4% of annual     year
constructed                                  every five years             gross sales minus (ii)
                                             thereafter during the        the minimum annual rent
                                             lease term                   for such lease year

Boston Market            15 years; five      10.38% of Total Cost (1);    for each lease year        at any time after
Lawrenceville, GA        five-year renewal   increases by 10% after the   after the fifth lease      the fifth lease
Restaurant to be         options             fifth lease year and after   year, (i) 5% of annual     year
constructed                                  every five years             gross sales minus (ii)
                                             thereafter during the        the minimum annual rent
                                             lease term                   for such lease year

Boston Market            15 years; five      10.38% of Total Cost (1);    for each lease year        at any time after
Lewisville, TX           five-year renewal   increases by 10% after the   after the fifth lease      the fifth lease
Restaurant to be         options             fifth lease year and after   year, (i) 4% of annual     year
constructed                                  every five years             gross sales minus (ii)
                                             thereafter during the        the minimum annual rent
                                             lease term                   for such lease year

Boston Market            15 years; five      10.38% of Total Cost (1);    for each lease year        at any time after
Sunset Hills, MO         five-year renewal   increases by 10% after the   after the fifth lease      the fifth lease
Restaurant to be         options             fifth lease year and after   year, (i) 5% of annual     year
constructed                                  every five years             gross sales minus (ii)
                                             thereafter during the        the minimum annual rent
                                             lease term                   for such lease year

Charley's Place          20 years; two       10.50% of the Company's      for each lease year (i)    None
King of Prussia, PA      five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term




                                                    -18-






                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent           Percentage Rent       Option to Purchase
--------                  ---------------        -------------------           ---------------       ------------------
Charley's Place          20 years; two       10.50% of the Company's      for each lease year (i)    None
McLean, VA               five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Evansville, IN           five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Hampton, VA              five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Huntsville, AL           five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Knoxville, TN            five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Louisville, KY           five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term




                                                    -19-









                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent           Percentage Rent       Option to Purchase
--------                  ---------------        -------------------           ---------------       ------------------
Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Mobile, AL               five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Montgomery, AL           five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Nashville, TN            five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Orlando, FL              five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Pensacola, FL            five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Raleigh, NC (#1)         five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term


                                                    -20-





                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent           Percentage Rent       Option to Purchase
--------                  ---------------        -------------------           ---------------       ------------------
Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Raleigh, NC (#2)         five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Richmond, VA (#1)        five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Richmond, VA (#2)        five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Winston-Salem, NC        five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Golden Corral            15 years; four      10.75% of Total Cost (1)     for each lease year, 5%    during the first
Jacksonville, FL         five-year renewal                                of the amount by which     through seventh
Restaurant to be         options                                          annual gross sales         lease years and
constructed                                                               exceed a to be             the tenth through
                                                                          determined breakpoint      fifteenth lease
                                                                                                     years only

Houlihan's               20 years; two       10.50% of the Company's      for each lease year (i)    None
Bethel Park, PA          five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term





                                                    -21-






                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent           Percentage Rent       Option to Purchase
--------                  ---------------        -------------------           ---------------       ------------------
Houlihan's               20 years; two       10.50% of the Company's      for each lease year (i)    None
Langhorne, PA            five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Houlihan's               20 years; two       10.50% of the Company's      for each lease year (i)    None
Plymouth Meeting, PA     five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

IHOP                     20 years; three     10.125% of the Company's     for each lease year, (i)   during the
Fairfax, VA              five-year renewal   total cost to purchase the   4% of annual gross sales   eleventh lease
Existing restaurant      options             property; increases by 10%   minus (ii) the minimum     year and at the
                                             after the fifth lease year   annual rent for such       end of the initial
                                             and after every five years   lease year                 lease term
                                             thereafter during the
                                             lease term

Jack in the Box          18 years; four      10.25% of Total Cost (1);    for each lease year, (i)   at any time after
Corinth, TX              five-year renewal   increases by 8% after the    5% of annual gross sales   the seventh lease
Restaurant to be         options             fifth lease year and after   minus (ii) the minimum     year (2)
constructed                                  every five years             annual rent for such
                                             thereafter during the        lease year
                                             lease term

Jack in the Box          18 years; four      10.25% of Total Cost (1);    for each lease year, (i)   at any time after
Fresno, CA               five-year renewal   increases by 8% after the    5% of annual gross sales   the seventh lease
Restaurant to be         options             fifth lease year and after   minus (ii) the minimum     year (2)
constructed                                  every five years             annual rent for such
                                             thereafter during the        lease year
                                             lease term

Jack in the Box          18 years; four      10.25% of Total Cost (1);    for each lease year, (i)   at any time after
Los Angeles, CA          five-year renewal   increases by 8% after the    5% of annual gross sales   the seventh lease
Restaurant to be         options             fifth lease year and after   minus (ii) the minimum     year (2)
constructed                                  every five years             annual rent for such
                                             thereafter during the        lease year
                                             lease term

Ruth's Chris Steak       15 years; two       8.75% of the Company's       for each lease year, 6%    None
House                    five-year renewal   total cost to purchase the   of annual gross sales in
Tampa, FL                options             property; increases by       excess of $3,400,000 and
Existing restaurant                          $25,000 after the fifth      less than $4,000,000,
                                             lease year and after every   plus 8% of annual gross
                                             five years thereafter        sales in excess of
                                             during the lease term        $4,000,000



                                                    -22-





                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent           Percentage Rent       Option to Purchase
--------                  ---------------        -------------------           ---------------       ------------------
Shoney's                 20 years; two       11% of Total Cost (1);       for each lease year, (i)   at any time after
Las Vegas, NV            five-year renewal   increases by 10% after the   6% of annual gross sales   the seventh lease
Restaurant to be         options             fifth lease year and after   minus (ii) the minimum     year
constructed                                  every five years             annual rent for such
                                             thereafter during the        lease year
                                             lease term

FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.



                                     -23-










SALE OF PROPERTIES AND SECURED EQUIPMENT LEASES

      In May 1997, the Company sold its Properties in Orange and Hamden, Connecticut, and Marlboro and Hazlet, New Jersey, to the tenant for a total of $5,266,327. In addition, the Company sold the Equipment relating to two Secured Equipment Leases for the Properties in Marlboro and Hazlet, New Jersey, to the tenant and used the proceeds therefrom to repay amounts previously advanced under its Loan. The Company intends to reinvest the net sales proceeds from the sale of Properties in additional properties.

      In addition, in February 1997 and April 1997, the Company sold the Equipment relating to two Secured Equipment Leases for the Properties in Spring Hill, Florida, and High Ridge, Missouri, respectively, to the tenant and used the proceeds therefrom to repay amounts previously advanced under its Loan.



                                     -24-










    PRO FORMA ESTIMATE OF TAXABLE INCOME BEFORE DIVIDENDS PAID DEDUCTION OF
                      CNL AMERICAN PROPERTIES FUND, INC.
    GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM APRIL 3, 1997
                             THROUGH MAY 22, 1997
                       FOR A 12-MONTH PERIOD (UNAUDITED)


      The following schedule represents pro forma unaudited estimates of taxable income before dividends paid deduction of each Property acquired by the Company from April 3, 1997 through May 22, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

      These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.

                                                                        Einstein
                                  Boston Market    Boston Market      Bros. Bagels        Jack in the Box
                                  Arvada, CO (5)  Liberty, MO (5)  Dearborn, MI (5)(6)  Enumclaw, WA (5)(7)
                                  --------------  ---------------  -------------------  -------------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                        $119,605         $ 79,320           $ 69,266             $ 86,452

Asset Management Fees (2)              (6,844)          (4,535)            (3,959)              (5,055)

General and Administrative
  Expenses (3)                         (7,415)          (4,918)            (4,295)              (5,360)
                                     --------         --------           --------             --------

Estimated Cash Available from
  Operations                          105,346           69,867             61,012               76,037

Depreciation and Amortization
  Expense (4)                         (17,094)          (9,142)            (6,820)             (19,584)
                                     --------         --------           --------             --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company           $ 88,252         $ 60,725           $ 54,192             $ 56,453
                                     ========         ========           ========             ========


                                                See Footnotes

                                                    -25-







                                            Shoney's        Black-eyed Pea    Pizza Hut    Jack in the Box
                                       Guadalupe, AZ (5)  Scottsdale, AZ (5)  Dover, OH   Bacliff, TX (5)(7)
                                       -----------------  ------------------  ---------   ------------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                              $159,777            $105,450       $ 23,560         $107,566

Asset Management Fees (2)                    (8,673)             (4,610)        (1,346)          (6,291)

General and Administrative
  Expenses (3)                               (9,906)             (6,538)        (1,461)          (6,669)
                                           --------            --------       --------         --------

Estimated Cash Available from
  Operations                                141,198              94,302         20,753           94,606

Depreciation and Amortization
  Expense (4)                               (23,195)            (20,757)            -           (17,716)
                                           --------            --------       --------         --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                 $118,003            $ 73,545       $ 20,753         $ 76,890
                                           ========            ========       ========         ========



                                                See Footnotes

                                                    -26-








                                         Boston Market       Boston Market     Boston Market   Boston Market
                                        Indianapolis, IN    San Antonio, TX    Baltimore, MD   Gambrills, MD
                                            (5)(8)                (5)              (5)(8)          (5)(8)
                                        ----------------    ---------------    -------------   -------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                               $172,640            $ 78,584          $143,042       $131,228

Asset Management Fees (2)                     (9,894)             (4,497)           (8,197)        (7,519)

General and Administrative
  Expenses (3)                               (10,704)             (4,872)           (8,869)        (8,136)
                                            --------            --------          --------       --------

Estimated Cash Available from
  Operations                                 152,042              69,215           125,976        115,573

Depreciation and Amortization
  Expense (4)                                (22,648)             (8,626)          (12,066)       (12,086)
                                            --------            --------          --------       --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                  $129,394            $ 60,589          $113,910       $103,487
                                            ========            ========          ========       ========



                                                See Footnotes

                                                    -27-








                                    Boston Market     Boston Market      Boston Market      Boston Market
                                  Jessup, MD (5)(8)  Lansing, MI (5) Riverdale, MD (5)(8) Vacaville, CA (5)
                                  -----------------  --------------- -------------------- -----------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                          $133,408         $107,323           $108,067           $149,210

Asset Management Fees (2)                (7,644)          (6,146)            (6,190)            (8,550)

General and Administrative
  Expenses (3)                           (8,271)          (6,654)            (6,700)            (9,251)
                                       --------         --------           --------           --------

Estimated Cash Available from
  Operations                            117,493           94,523             95,177            131,409

Depreciation and Amortization
  Expense (4)                           (11,155)         (16,685)           (12,141)           (20,630)
                                       --------         --------           --------           --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company             $106,338         $ 77,838           $ 83,036           $110,779
                                       ========         ========           ========           ========



                                                See Footnotes

                                                    -28-








                                   Boston Market     Einstein Bros. Bagels      Golden Corral
                                Waldorf, MD (5)(8)  Springfield, VA (5)(6)  Jacksonville, FL (5)(9)
                                ------------------  ----------------------  -----------------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                        $140,894               $ 65,716               $170,004

Asset Management Fees (2)              (8,073)                (3,759)                (9,489)

General and Administrative
  Expenses (3)                         (8,735)                (4,074)               (10,540)
                                     --------               --------               --------

Estimated Cash Available from
  Operations                          124,086                 57,883                149,975

Depreciation and Amortization
  Expense (4)                         (11,666)                  (876)               (28,346)
                                     --------               --------               --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company           $112,420               $ 57,007               $121,629
                                     ========               ========               ========



                                                See Footnotes

                                                    -29-








                                        Golden Corral              IHOP          Popeyes
                                   Corpus Christi, TX (5)(9)   Leesburg, VA   Starke, FL (5)     Total
                                   -------------------------   ------------   --------------   ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                               $158,817              $119,659        $ 66,324      $2,495,912

Asset Management Fees (2)                     (8,870)               (7,068)         (3,434)       (140,643)

General and Administrative
  Expenses (3)                                (9,847)               (7,419)         (4,112)       (154,746)
                                            --------              --------        --------      ----------

Estimated Cash Available from
  Operations                                 140,100               105,172          58,778       2,200,523

Depreciation and Amortization
  Expense (4)                                (25,236)              (14,835)        (10,374)        321,678
                                            --------              --------        --------      ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                  $114,864              $ 90,337        $ 48,404      $1,878,845
                                            ========              ========        ========      ==========


                                                See Footnotes

                                                    -30-








FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of each Property has been depreciated on the straight-line method over 39 years.

(5) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below:

      Property                      Estimated Final Completion Date
      --------                      -------------------------------

      Arvada Property               October 13, 1997
      Liberty Property              October 13, 1997
      Dearborn Property             October 13, 1997
      Enumclaw Property             October 13, 1997
      Guadalupe Property            November 12, 1997
      Scottsdale Property           September 14, 1997
      Bacliff Property              October 26, 1997
      Indianapolis Property         October 26, 1997
      San Antonio Property          October 27, 1997
      Baltimore Property            November 2, 1997
      Gambrills Property            November 2, 1997
      Jessup Property               November 2, 1997
      Lansing Property              November 2, 1997
      Riverdale Property            November 2, 1997
      Vacaville Property            November 2, 1997
      Waldorf Property              November 2, 1997
      Springfield Property          November 2, 1997
      Jacksonville Property         November 2, 1997
      Corpus Christi Property       November 17, 1997
      Starke Property               September 19, 1997

(6) The lessee of the Dearborn and Springfield Properties is the same unaffiliated lessee.

(7) The lessee of the Enumclaw and Bacliff Properties is the same unaffiliated lessee.

(8) The lessee of the Indianapolis, Baltimore, Gambrills, Jessup, Riverdale and Waldorf Properties is the same unaffiliated lessee.

(9) The lessee of the Jacksonville and Corpus Christi Properties is the same unaffiliated lessee.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY

                         INDEX TO FINANCIAL STATEMENTS


                                                                       Page

Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of
     December 31, 1996                                                 35

   Pro Forma Consolidated Statement of Earnings
     for the year ended December 31, 1996                              36

   Notes to Pro Forma Consolidated Financial Statements
     for the years ended December 31, 1996                             37

                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


      The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through December 31, 1996, including the receipt of $139,247,149 in gross offering proceeds from the sale of 13,924,715 shares of common stock pursuant to a Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, and the application of such proceeds to purchase 94 properties (including 51 properties which consist of land and building, one property through a joint venture arrangement which consists of land and building, seven properties which consist of building only and 35 properties consisting of land only), nine of which were under construction at December 31, 1996, to provide mortgage financing to the lessees of the 35 properties consisting of land only, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $55,437,676 in gross offering proceeds from the sale of 5,543,768 additional shares of common stock during the period January 1, 1997 through May 7, 1997, and (iii) the application of such funds and $16,304,845 of cash and cash equivalents at December 31, 1996, to purchase 54 additional properties acquired during the period January 1, 1997 through May 7, 1997 (37 of which are under construction and consist of land and building, three properties which consist of land and building, nine properties which consist of land only and five properties which consist of building only), to provide mortgage financing to the lessee of the nine properties consisting of land only, to pay additional costs for the nine properties under construction at December 31, 1996, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of December 31, 1996, includes the transactions described in (i) above from its historical consolidated balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above, as if they had occurred on December 31, 1996.

      The Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1996, includes the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for the four of the properties that were acquired by the Company during the period January 1, 1996 through May 7, 1997, and had a previous rental history prior to the Company's acquisition of such properties, from (A) the later of (1) the date the property became operational as a rental property by the previous owner or (2) January 1, 1996, to (B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented. No pro forma adjustments have been made to the Pro Forma Consolidated Statement of Earnings for the remaining properties acquired by the Company during the period January 1, 1996 through May 7, 1997, due to the fact that these properties did not have a previous rental history.

      This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996


                                                          Pro Forma
            ASSETS                        Historical     Adjustments      Pro Forma
                                         ------------  ----------------  ------------
Land and buildings on operating
  leases, less accumulated
  depreciation                           $ 60,243,146  $ 47,026,684 (a)  $107,269,830
Net investment in direct
  financing leases (d)                     15,186,686     8,978,557 (a)    24,165,243
Cash and cash equivalents                  42,450,088   (16,304,845)(a)    26,145,243
Receivables                                   160,675                         160,675
Mortgage notes receivable                  13,389,607     4,200,000 (a)
                                                            (19,400)(a)
                                                            226,800 (c)    17,797,007
Organization costs, less
  accumulated amortization                     13,682                          13,682
Loan costs, less accumulated
  amortization                                 32,499                          32,499
Accrued rental income                         422,076                         422,076
Other assets                                2,926,589      (353,029)(a)
                                                           (466,405)(b)
                                                           (226,800)(c)     1,880,355
                                         ------------  ------------      ------------

                                         $134,825,048  $ 43,061,562      $177,886,610
                                         ============  ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Note payable                           $  3,521,816                    $  3,521,816
  Accrued interest payable                     13,164                          13,164
  Accrued construction costs payable        6,587,573  $ (6,587,573)(a)            -
  Accounts payable and other accrued
    expenses                                   79,817                          79,817
  Due to related parties                      997,084                         997,084
  Rents paid in advance                       118,900                         118,900
  Deferred rental income                      335,849         7,018 (a)       342,867
  Other payables                               15,117                          15,117
                                         ------------  ------------      ------------
      Total liabilities                    11,669,320    (6,580,555)        5,088,765
                                         ------------  ------------      ------------

Minority interest                             288,301                         288,301
                                         ------------  ------------      ------------

Stockholders' equity:
  Preferred stock, without par
    value.  Authorized and unissued
    3,000,000 shares                               -                               -
  Excess shares, $.01 par value per
    share.  Authorized and unissued
    23,000,000 shares                              -                               -
  Common stock, $.01 par value per
    share.  Authorized 20,000,000
    shares; issued and outstanding
    13,944,715 shares; issued and
    outstanding, as adjusted,
    19,488,483 shares                         139,447        55,438 (a)       194,885
  Capital in excess of par value          123,687,929    50,053,084 (a)
                                                           (466,405)(b)   173,274,608
  Accumulated distributions in
    excess of net earnings                   (959,949)                       (959,949)
                                         ------------  ------------      ------------
                                          122,867,427    49,642,117       172,509,544
                                         ------------  ------------      ------------

                                         $134,825,048  $ 43,061,562      $177,886,610
                                         ============  ============      ============

                 See accompanying notes to unaudited pro forma
                      consolidated financial statements.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         YEAR ENDED DECEMBER 31, 1996


                                                     Pro Forma
                                      Historical    Adjustments    Pro Forma
                                      ----------   --------------  ----------

Revenues:
  Rental income from
    operating leases                  $3,717,886   $   60,938 (1)  $3,778,824
  Earned income from
    direct financing leases (2)          625,492       34,282 (1)     659,774
  Contingent rental income                13,920                       13,920
  Interest income from
    mortgage notes receivable          1,069,349                    1,069,349
  Other interest and income              780,037      (24,348)(3)     755,689
                                      ----------   ----------      ----------
                                       6,206,684       70,872       6,277,556
                                      ----------   ----------      ----------

Expenses:
  General operating and
    administrative                       542,564                      542,564
  Professional services                   58,976                       58,976
  Asset and mortgage management
    fees to related party                251,200        5,444 (4)     256,644
  State and other taxes                   56,184        1,218 (5)      57,402
  Depreciation and amortization          521,871        6,537 (6)     528,408
                                      ----------   ----------      ----------
                                       1,430,795       13,199       1,443,994
                                      ----------   ----------      ----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture           4,775,889       57,673       4,833,562

Minority Interest in Income of
  Consolidated Joint Venture             (29,927)                     (29,927)
                                      ----------   ----------      ----------

Net Earnings                          $4,745,962   $   57,673      $4,803,635
                                      ==========   ==========      ==========

Earnings Per Share of
  Common Stock (7)                    $      .59                   $     0.60
                                      ==========                   ==========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (7)                      8,071,670                    8,071,670
                                      ==========                   ==========


                 See accompanying notes to unaudited pro forma
                      consolidated financial statements.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $55,437,676 from the issuance of 5,543,768 shares of common stock during the period January 1, 1997 through May 7, 1997, the receipt of $7,018 of rental income during construction (capitalized as deferred rental income), the receipt of $19,400 of deferred financing income (loan origination and commitment fees, net of legal fees) from the $4,200,000 mortgage financing described below, and $16,304,845 of cash and cash equivalents used (i) to acquire 54 properties for $49,178,478, of which five properties consist of building only, nine properties consist of land only and 40 properties consist of land and building, (ii) to fund estimated construction costs of $10,566,612 ($6,587,573 of which was accrued as construction costs payable at December 31, 1996) relating to nine wholly-owned properties under construction at December 31, 1996, (iii) to pay acquisition fees of $2,494,695 and reclassify from other assets $353,029 of acquisition fees previously incurred relating to the acquired properties, (iv) to pay selling commissions and offering expenses (stock issuance costs) of $5,329,154, which have been netted against capital in excess of par value and (v) to provide mortgage financing in the amount of $4,200,000 to the lessee of the nine properties consisting of land only.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                            STATEMENTS - CONTINUED
                     FOR THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Balance Sheet - Continued:

      The pro forma adjustments to land and buildings on operating leases and net investment in direct financing leases as a result of the above transactions were as follows:

                                                     Estimated
                                                  purchase price
                                                 (including con-
                                                  struction and       Acquisition
                                                  closing costs)          fees
                                                  and additional       allocated
                                                construction costs    to property       Total
                                                ------------------    -----------    -----------

      Jack in the Box in Las Vegas, NV              $ 1,247,333       $    66,822    $ 1,314,155
      Jack in the Box in Los Angeles, CA              1,396,771            74,827      1,471,598
      Jack in the Box in Moscow, ID                     909,814            48,740        958,554
      Jack in the Box in Kent, WA                     1,258,871            67,439      1,326,310
      Jack in the Box in Hollister, CA                1,060,819            56,830      1,117,649
      Jack in the Box in Kingsburg, CA                1,000,073            53,575      1,053,648
      Shoney's in Indian Harbour Beach, FL              642,870            34,440        677,310
      Jack in the Box in Murietta, CA                   951,485            50,973      1,002,458
      Jack in the Box in Humble, TX                     882,362            47,270        929,632
      Golden Corral in Winchester, KY                 1,150,645            61,640      1,212,285
      Burger King in Kent, OH                           872,861            46,761        919,622
      Burger King in Chattanooga, TN                  1,110,330            59,482      1,169,812
      Denny's in Tampa, FL                            1,033,787            55,381      1,089,168
      Jack in the Box in Palmdale, CA                 1,124,244            60,228      1,184,472
      Jack in the Box in Houston, TX                    860,735            46,110        906,845
      Golden Corral in Hopkinsville, KY               1,252,931            67,121      1,320,052
      Jack in the Box in Houston, TX                    904,945            48,479        953,424
      Black-eyed Pea in Bedford, TX                     619,336            33,179        652,515
      Black-eyed Pea in Dallas, TX                      619,320            33,178        652,498
      Black-eyed Pea in Ft. Worth, TX                   619,323            33,178        652,501
      Black-eyed Pea in Oklahoma City, OK               616,022            33,001        649,023
      Eight Pizza Huts (land only) in Ohio
        and West Virginia                             1,575,622            84,408      1,660,030
      Jack in the Box in Oxnard, CA                   1,244,340            66,661      1,311,001
      Bennigan's in Arvada, CO                        1,907,025           102,162      2,009,187
      Boston Market in Cedar Park, TX                   820,389            43,949        864,338
      Boston Market in Collinsville, IL                 786,924            42,157        829,081
      Boston Market in Taylorsville, UT               1,296,749            69,469      1,366,218
      Burger King in Ooltewah, TN                     1,200,786            64,328      1,265,114
      Boston Market in Arvada, CO                     1,140,718            61,110      1,201,828
      Boston Market in Liberty, MO                      755,854            40,492        796,346
      Einstein Bros. Bagels in Dearborn, MI             659,867            35,350        695,217
      Jack in the Box in Enumclaw, WA                   842,431            45,130        887,561
      Shoney's in Guadalupe, AZ                       1,445,517            77,438      1,522,955
      Black-eyed Pea in Scottsdale, AZ                  768,363            41,162        809,525
      Pizza Hut in Dover, OH                            224,378            12,020        236,398
      Jack in the Box in Bacliff, TX                  1,048,420            56,165      1,104,585
      Boston Market in Indianapolis, IN               1,648,988            88,339      1,737,327
      Boston Market in San Antonio, TX                  749,581            40,156        789,737
      Boston Market in Baltimore, MD                  1,366,123            73,185      1,439,308
      Boston Market in Gambrills, MD                  1,253,116            67,131      1,320,247
      Boston Market in Jessup, MD                     1,273,959            68,248      1,342,207
      Boston Market in Lansing, MI                    1,024,386            54,878      1,079,264
      Boston Market in Riverdale, MD                  1,031,598            55,264      1,086,862
      Boston Market in Vacaville, CA                  1,424,970            76,338      1,501,308
      Boston Market in Waldorf, MD                    1,345,516            72,081      1,417,597
      Einstein Bros. Bagels in Springfield, VA          626,546            33,565        660,111
      Golden Corral in Jacksonville, FL               1,581,435            84,721      1,666,156
      Nine wholly owned properties under
        construction at December 31, 1996             3,979,039           213,163      4,192,202
                                                    -----------       -----------    -----------

                                                    $53,157,517       $ 2,847,724    $56,005,241
                                                    ===========       ===========    ===========

      Adjustment classified as follows:
          Land and buildings on operating leases                                     $47,026,684
          Net investment in direct financing leases                                    8,978,557
                                                                                     -----------

                                                                                     $56,005,241
                                                                                     ===========

                                     -38-










                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                            STATEMENTS - CONTINUED
                     FOR THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Balance Sheet - Continued:

(b) Represents reclassification of deferred stock issuance costs totalling $466,405 at December 31, 1996, to stock issuance costs which have been netted against capital in excess of par value.

(c) Represents reclassification of acquisition fees totalling $226,800 from other assets to mortgage notes receivable relating to the $4,200,000 mortgage financing transaction described in (a) above.

(d) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received.

Pro Forma Consolidated Statement of Earnings:

(1) Represents rental income from operating leases and earned income from direct financing leases for four of the properties acquired during the period January 1, 1996 through May 7, 1997, which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational as a rental property by the previous owner or (ii) January 1, 1996, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. Each of the four Pro Forma Properties was acquired from an affiliate who had purchased and temporarily held title to the property. The noncancellable leases for the Pro Forma Properties in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                            Date Pro Forma
                                             Date Placed    Property Became
                                             in Service     Operational as
                                           By the Company   Rental Property
                                           --------------   ---------------

            Denny's in Grand Rapids, MI      March 1996      January 1996

            Denny's in McKinney, TX           June 1996       January 1996

            Boston Market in Merced, CA     October 1996       July 1996

            Boston Market in
              St. Joseph, MO                December 1996      June 1996

      In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is recognized over the terms of the leases. For operating leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned
      income.   The unearned income is amortized over the lease terms to
      provide a constant



                                     -39-









                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                            STATEMENTS - CONTINUED
                     FOR THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Statement of Earnings - Continued:

      rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

      Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1996 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the year ended December 31, 1996.

(2) See Note (d) under "Pro Forma Consolidated Balance Sheet" above for a description of direct financing leases.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) on the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1996, through (B) the earlier of (i) the actual dates of acquisition by the Company or the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income on interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the year ended December 31, 1996.

(4) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) on the later of (i) the date the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1996 through (B) the earlier of (i) the date the Pro Forma Properties were acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $2,723,000 for the Pro Forma Properties for the year ended December 31,
      1996), as defined in the Company's prospectus.

(5) Represents adjustment to state tax expense due to the incremental increase in rental revenues of Pro Forma Properties. Estimated pro forma state tax expense was calculated based on an analysis of state laws of the various states in which the Company has acquired the Pro Forma Properties. The estimated pro forma state taxes consist primarily of income and franchise taxes ranging from zero to approximately two percent of the Company's pro forma rental income of each Pro Forma Property. Due to the fact that the Company's leases are triple net, the Company has not included any amounts for real estate taxes in the pro forma statement of earnings.

(6) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(7) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 1996.



                                     -40-